Exhibit 99.1

LEXINGTON REALTY TRUST

QUARTERLY SUPPLEMENTAL INFORMATION

September 30, 2020

This Quarterly Earnings Press Release and Quarterly Supplemental Information contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the control of Lexington Realty Trust (“Lexington”), which may cause actual results, performance or achievements of Lexington and its subsidiaries to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Lexington’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, risks related to: (1) the potential adverse impact on Lexington or its tenants from the novel coronavirus (COVID-19), (2) the authorization of Lexington’s Board of Trustees of future dividend declarations, (3) Lexington’s ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO available to all equity holders and unitholders – diluted for the year ending December 31,2020, (4) the successful consummation of any lease, acquisition, build-to-suit, development project, disposition, financing or other transaction on the terms described herein or at all, (5) the failure to continue to qualify as a real estate investment trust, (6) changes in general business and economic conditions, including the impact of any new legislation, (7) competition, (8) increases in real estate construction costs, (9) changes in interest rates, (10) changes in accessibility of debt and equity capital markets, and (11) future impairment charges. Copies of the periodic reports Lexington files with the Securities and Exchange Commission are available on Lexington’s web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe Lexington’s future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects,” may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, Lexington undertakes no obligation to revise those forward-looking statements to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington’s expectations will be realized.

LEXINGTON REALTY TRUST TRADED: NYSE: LXP ONE PENN PLAZA, SUITE 4015 NEW YORK, NY 10119-4015

FOR IMMEDIATE RELEASE

LEXINGTON REALTY TRUST REPORTS THIRD QUARTER 2020 RESULTS

AND ANNOUNCES DIVIDEND INCREASE

New York, NY - November 5, 2020 - Lexington Realty Trust (“Lexington”) (NYSE:LXP), a real estate investment trust focused on single-tenant industrial real estate investments, today announced results for the third quarter ended September 30, 2020.

Third Quarter 2020 Highlights

●	Recorded Net Income attributable to common shareholders of $40.3 million, or $0.15 per diluted common share.

●	Generated Adjusted Company Funds From Operations available to all equityholders and unitholders - diluted (“Adjusted Company FFO”) of $53.8 million, or $0.19 per diluted common share.

●	Collected 99.9% of Cash Base Rents due during the third quarter.

●	Acquired two industrial properties for an aggregate cost of $70.1 million.

●	Disposed of three properties for an aggregate gross disposition price of $66.5 million.

●	Increased industrial portfolio to 88.5% of gross book value of real estate assets, excluding held for sale assets.

●	Issued $400.0 million aggregate principal amount of 2.70% Senior Notes due 2030 at an issuance price of 99.233% of the principal amount.

●	Repurchased $61.2 million and $51.1 million aggregate principal amount of outstanding 4.25% Senior Notes due 2023 and 4.40% Senior Notes due 2024, respectively.

●	Repaid the full outstanding balance of $40.0 million on the revolving credit facility.

●	Raised net proceeds of approximately $6.7 million through the ATM program.

●	Entered into forward sales transactions through the ATM program for 3.9 million common shares at an initial weighted-average price of $11.23 per common share.

●	Completed 1.3 million square feet of new leases and lease extensions.

Subsequent Events

●	Disposed of three properties for an aggregate gross disposition price of $39.6 million.

●	Entered into an agreement to fund a build-to-suit industrial property in the Phoenix, Arizona market for an estimated cost of $72.0 million, which will be subject to a 15-year net lease.

●	Declared quarterly common share/unit dividend/distribution of $0.1075 per share/unit, an increase of 2.4%.

Adjusted Company FFO is a non-GAAP financial measure. It and certain other non-GAAP financial measures are defined and reconciled later in this press release.

T. Wilson Eglin, Chairman and Chief Executive Officer of Lexington Realty Trust, commented, “Our operations continued to produce strong results in the third quarter. We collected nearly 100% of Cash Base Rent and increased our percentage leased to 98.9%. To-date, we have added $429.8 million of high-quality industrial assets to our portfolio. We have made significant progress toward our goal of transitioning to a 100% industrial REIT, with industrial exposure representing 88.5% of total gross real estate assets, excluding held-for-sale assets, at quarter end. Given our strong results and continued progress, we are increasing our annualized common share dividend by 2.4% to $0.43 per common share.”

FINANCIAL RESULTS

Revenues

For the quarter ended September 30, 2020, total gross revenues were $84.5 million, compared with total gross revenues of $81.6 million for the quarter ended September 30, 2019. The increase is primarily attributable to acquisitions, partially offset by property sales and a decrease in fee income.

Net Income Attributable to Common Shareholders

For the quarter ended September 30, 2020, net income attributable to common shareholders was $40.3 million, or $0.15 per diluted share, compared with net income attributable to common shareholders for the quarter ended September 30, 2019 of $141.6 million, or $0.59 per diluted share.

Adjusted Company FFO

For the quarter ended September 30, 2020, Lexington generated Adjusted Company FFO of $53.8 million, or $0.19 per diluted share, compared to Adjusted Company FFO for the quarter ended September 30, 2019 of $48.7 million, or $0.20 per diluted share.

Dividends/Distributions

As previously announced, during the third quarter of 2020, Lexington declared a regular quarterly common share/unit dividend/distribution for the quarter ended September 30, 2020 of $0.1050 per common share/unit, which was paid on October 15, 2020 to common shareholders/unitholders of record as of September 30, 2020. Lexington also declared a cash dividend of $0.8125 per share on its Series C Cumulative Convertible Preferred Stock (“Series C Preferred”) for the quarter ended September 30, 2020, which is expected to be paid on November 16, 2020 to Series C Preferred Shareholders of record as of October 30, 2020.

Today, Lexington announced that it declared a regular quarterly common share/unit dividend/distribution for the quarter ending December 31, 2020 of $0.1075 per common share/unit payable on January 15, 2021 to common shareholders/unitholders of record as of December 31, 2020. This represents an increase of 2.4% from the previous quarterly per common share/unit dividend/distribution and equates to an annualized increase of $0.01 per common share/unit and an annualized dividend/distribution of $0.43 per common share/unit, subject to and assuming future declarations.

Lexington also announced that it declared a cash dividend of $0.8125 per share of Series C Preferred for the quarter ending December 31, 2020, which is expected to be paid on February 16, 2021 to shareholders of record as of January 29, 2021.

TRANSACTION ACTIVITY

ACQUISITION TRANSACTIONS
Property Type	Market	Sq. Ft.	Initial Basis ($000)	Approximate Lease Term (Yrs)
Industrial-Warehouse/distribution	DC/Baltimore, MD	324,535	$29,143	4
Industrial-Warehouse/distribution	Savannah, GA	419,667	40,908	6
		744,202	$70,051

The above properties were acquired at aggregate weighted-average GAAP and Cash capitalization rates of 5.7% and 5.3%, respectively. Year to date total 2020 acquisition activity was $429.8 million at aggregate weighted-average GAAP and Cash capitalization rates of 5.5% and 5.1%, respectively.

DEVELOPMENT PROJECTS
Project (% owned)	Market	Property Type	Estimated Sq. Ft.	Estimated Project Cost ($000)	GAAP Investment Balance as of 9/30/2020 ($000)(1)	Lexington Amount Funded as of 9/30/2020 ($000)	Estimated Completion Date
Consolidated:
Fairburn (90%)	Atlanta, GA	Industrial	910,000	$53,812	$30,638	$22,543	1Q 2021
Rickenbacker (100%)	Columbus, OH	Industrial	320,000	20,300	11,310	8,233	4Q 2020
				$74,112	$41,948	$30,776

Non-consolidated:
ETNA Park 70 (90%)(2)	Columbus, OH	Industrial	TBD	TBD	$11,352	$11,714	TBD
ETNA Park 70 East (90%)(2)	Columbus, OH	Industrial	TBD	TBD	7,391	7,431	TBD
					$18,743	$19,145

1.	GAAP investment balance is in real estate under construction for consolidated projects and investments in non-consolidated entities for non-consolidated projects.

2.	Plans and specifications have not been completed and the estimated square footage, project cost and completion date cannot be determined.

PROPERTY DISPOSITIONS
Primary Tenant	Location	Property Type	Gross Disposition Price ($000)	Annualized Net Income(1) ($000)	Annualized NOI(1) ($000)	Month of Disposition	% Leased
Quest Diagnostics	Lenexa, KS	Office	$14,351	$883	$(4)	July	100%
Wal-Mart	Moody, AL	Industrial	20,046	386	478	July	26%
Vacant(2)	Overland Park, KS	Office	32,112	(3,269)	(998)	July	0%
			$66,509	$(2,000)	$(524)

1.	Generally, quarterly period prior to sale, annualized.

2.	Sold in a foreclosure sale. Disposition price reflects non-recourse debt balance.

As of September 30, 2020, total consolidated property disposition volume was $140.6 million at weighted-average GAAP and Cash capitalization rates of 4.3% and 3.8%, respectively.

LEASING

	LEASE EXTENSIONS

	Location		Primary Tenant/Guarantor(1)	Prior Term	Lease Expiration Date	Sq. Ft.
	Industrial
1	Hebron	OH	Owens Corning	12/2021	03/2022	250,410
2	Hebron	OH	Owens Corning	12/2021	03/2022	400,522
3	Orlando	FL	Walgreen Co.	03/2021	03/2026	205,016
3	Total industrial lease extensions					855,948

	NEW LEASES

	Location		Primary Tenant/Guarantor(1)	Lease Expiration Date	Sq. Ft.
	Industrial/Multi-tenant
1	Chillicothe	OH	Ernie Green Industries	12/2021	42,264
2	Chillicothe	OH	Pegasus Industries	06/2026	276,112
3	Henderson	NC	Select Tissue	02/2034	147,448
3	Total industrial/multi-tenant leases				465,824

3	Total New Leases				465,824

6	TOTAL NEW AND EXTENDED LEASES				1,321,772

(1)	Leases greater than 10,000 square feet.

As of September 30, 2020, Lexington’s portfolio was 98.9% leased.

BALANCE SHEET/CAPITAL MARKETS

During the third quarter of 2020, Lexington issued $400.0 million aggregate principal amount of 2.70% Senior Notes due in 2030 at 99.233% of the principal amount. Lexington used a portion of the proceeds to repurchase $61.2 million and $51.1 million aggregate principal amount of outstanding 4.25% Senior Notes due 2023 and 4.40% Senior Notes due 2024, respectively.

During the third quarter of 2020, Lexington issued 0.6 million common shares through its ATM program raising net proceeds of approximately $6.7 million. Also, the Company entered into forward sales transactions for 3.9 million common shares at an initial weighted-average price of $11.23 per common share, which is subject to adjustment in accordance to the forward sales contract.

During the third quarter, Lexington repaid $40.0 million on its unsecured revolving credit facility. As of the date of this earnings release, Lexington has $600 million of availability under its unsecured revolving credit facility, subject to covenant compliance.

2020 EARNINGS GUIDANCE

Lexington now estimates that its net income attributable to common shareholders for the year ended December 31, 2020 will be within an expected range of $0.62 to $0.64 per diluted common share.

Additionally, Lexington affirms its Adjusted Company FFO guidance for the year ended December 31, 2020 to be within a range of $0.74 to $0.76 per diluted common share. This guidance is forward looking, excludes the impact of certain items and is based on current expectations.

THIRD QUARTER 2020 CONFERENCE CALL

Lexington will host a conference call today, November 5, 2020, at 8:30 a.m. Eastern Time, to discuss its results for the quarter ended September 30, 2020. Interested parties may participate in this conference call by dialing1-844-825-9783 (U.S.), 1-412-317-5163 (International) or 1-855-669-9657 (Canada). A replay of the call will be available through February 5, 2021, at 1-877-344-7529 (U.S.), 1-412-317-0088 (International) or 1-855-669-9658 (Canada), pin code for all replay numbers is 10148898. A link to a live webcast of the conference call is available at www.lxp.com within the Investors section.

Lexington Realty Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) that owns a portfolio of real estate assets consisting primarily of equity investments in single-tenant net-leased industrial properties across the United States. Lexington seeks to expand its industrial portfolio through build-to-suit transactions, sale-leaseback transactions and other transactions, including acquisitions. For more information, including Lexington’s Quarterly Supplemental Information package, or to follow Lexington on social media, visit www.lxp.com.

Contact:

Investor or Media Inquiries for Lexington Realty Trust:

Heather Gentry, Senior Vice President of Investor Relations

Lexington Realty Trust

Phone: (212) 692-7200 E-mail: hgentry@lxp.com

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under Lexington’s control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Lexington’s periodic reports filed with the Securities and Exchange Commission, including risks related to: (1) the potential adverse impact on Lexington or its tenants from the novel coronavirus (COVID-19); (2) the authorization by Lexington’s Board of Trustees of future dividend declarations, (3) Lexington’s ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO for the year ending December 31, 2020, (4) the successful consummation of any lease, acquisition, build-to-suit, disposition, financing or other transaction, (5) the failure to continue to qualify as a real estate investment trust, (6) changes in general business and economic conditions, including the impact of any legislation, (7) competition, (8) increases in real estate construction costs, (9) changes in interest rates, (10) changes in accessibility of debt and equity capital markets, and (11) future impairment charges. Copies of the periodic reports Lexington files with the Securities and Exchange Commission are available on Lexington’s web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe Lexington’s future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington’s expectations will be realized.

References to Lexington refer to Lexington Realty Trust and its consolidated subsidiaries. All interests in properties and loans are held, and all property operating activities are conducted, through special purpose entities, which are separate and distinct legal entities that maintain separate books and records, but in some instances are consolidated for financial statement purposes and/or disregarded for income tax purposes. The assets and credit of each special purpose entity with a property subject to a mortgage loan are not available to creditors to satisfy the debt and other obligations of any other person, including any other special purpose entity or affiliate. Consolidated entities that are not property owner subsidiaries do not directly own any of the assets of a property owner subsidiary (or the general partner, member of managing member of such property owner subsidiary), but merely hold partnership, membership or beneficial interests therein which interests are subordinate to the claims of the property owner subsidiary’s (or its general partner’s, member’s or managing member’s) creditors.

Non-GAAP Financial Measures - Definitions

Lexington has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in this Quarterly Earnings Release and in other public disclosures.

Lexington believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable measures under generally accepted accounting principles (“GAAP”), reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating Lexington’s financial performance or cash flow from operating, investing or financing activities or liquidity

Cash Base Rent: Cash Base Rent is calculated by making adjustments to GAAP rental revenue to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents related to free rent periods and contractual rent increases. Cash Base Rent excludes billed tenant reimbursements and lease termination income and includes ancillary income. Lexington believes Cash Base Rent provides a meaningful indication of an investments ability to fund cash needs.

Company Funds Available for Distribution (“FAD”): FAD is calculated by making adjustments to Adjusted Company FFO (see below) for (1) straight-line adjustments, (2) lease incentive amortization, (3) amortization of above/below market leases, (4) lease termination payments, net, (5) non-cash interest, net, (6) non-cash charges, net, (7) cash paid for tenant improvements, and (8) cash paid for lease costs. Although FAD may not be comparable to that of other real estate investment trusts (“REITs”), Lexington believes it provides a meaningful indication of its ability to fund cash needs. FAD is a non-GAAP financial measure and should not be viewed as an alternative measurement of operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of liquidity.

Funds from Operations (“FFO”) and Adjusted Company FFO: Lexington believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity REIT. Lexington believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sales of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO.” FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

Lexington presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder’s option, into Lexington’s common shares, are converted at the beginning of the period. Lexington also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of Lexington’s real estate portfolio. Lexington believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of Lexington’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of Lexington’s historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate (or has generated) divided by the acquisition/completion cost (or sale) price.

Net Operating Income (“NOI”): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of Lexington’s historical or future financial performance, financial position or cash flows. Lexington defines NOI as operating revenues (rental income (less GAAP rent adjustments and lease termination income), and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, Lexington’s NOI may not be comparable to other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. Lexington believes that net income is the most directly comparable GAAP measure to NOI.

# # #

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Gross revenues:
Rental revenue	$83,592	$80,325	$243,421	$239,058
Other revenue	922	1,225	3,712	3,875
Total gross revenues	84,514	81,550	247,133	242,933
Expense applicable to revenues:
Depreciation and amortization	(40,555)	(37,211)	(120,869)	(111,617)
Property operating	(11,343)	(10,611)	(31,895)	(30,966)
General and administrative	(7,232)	(7,791)	(22,612)	(23,652)
Non-operating income	40	532	314	1,927
Interest and amortization expense	(13,649)	(16,481)	(42,610)	(50,715)
Debt satisfaction gains (charges), net	17,557	(4,424)	18,950	(4,527)
Impairment charges	(6,175)	(673)	(7,792)	(2,355)
Gains on sales of properties	20,878	140,461	41,876	176,662
Income before provision for income taxes and equity in earnings (losses) of non-consolidated entities	44,035	145,352	82,495	197,690
Provision for income taxes	(286)	(241)	(1,361)	(1,108)
Equity in earnings (losses) of non-consolidated entities	(131)	2,710	35	3,288
Net income	43,618	147,821	81,169	199,870
Less net income attributable to noncontrolling interests	(1,714)	(4,502)	(2,245)	(5,191)
Net income attributable to Lexington Realty Trust shareholders	41,904	143,319	78,924	194,679
Dividends attributable to preferred shares – Series C	(1,573)	(1,573)	(4,718)	(4,718)
Allocation to participating securities	(46)	(186)	(118)	(304)
Net income attributable to common shareholders	$40,285	$141,560	$74,088	$189,657

Net income attributable to common shareholders - per common share basic	$0.15	$0.60	$0.28	$0.81
Weighted-average common shares outstanding – basic	274,696,046	236,285,216	264,211,668	233,833,340

Net income attributable to common shareholders - per common share diluted	$0.15	$0.59	$0.28	$0.81
Weighted-average common shares outstanding – diluted	276,022,762	241,355,289	265,446,221	234,011,643

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	September 30, 2020	December 31, 2019
	(unaudited)
Assets:
Real estate, at cost	$3,439,314	$3,320,574
Real estate - intangible assets	413,208	409,756
Investments in real estate under construction	41,948	13,313
Real estate, gross	3,894,470	3,743,643
Less: accumulated depreciation and amortization	906,789	887,629
Real estate, net	2,987,681	2,856,014
Assets held for sale	159,210	—
Operating lease right-of-use assets, net	36,034	38,133
Cash and cash equivalents	287,920	122,666
Restricted cash	1,697	6,644
Investments in non-consolidated entities	56,489	57,168
Deferred expenses, net	16,428	18,404
Rent receivable – current	2,310	3,229
Rent receivable – deferred	66,383	66,294
Other assets	7,699	11,708
Total assets	$3,621,851	$3,180,260

Liabilities and Equity:
Liabilities:
Mortgages and notes payable, net	$157,723	$390,272
Term loan payable, net	297,817	297,439
Senior notes payable, net	778,943	496,870
Trust preferred securities, net	127,470	127,396
Dividends payable	34,463	32,432
Liabilities held for sale	179,052	—
Operating lease liabilities	37,338	39,442
Accounts payable and other liabilities	52,819	29,925
Accrued interest payable	9,083	7,897
Deferred revenue - including below market leases, net	18,054	20,350
Prepaid rent	14,740	13,518
Total liabilities	1,707,502	1,455,541

Commitments and contingencies
Equity:
Preferred shares, par value $0.0001 per share; authorized 100,000,000 shares:
Series C Cumulative Convertible Preferred, liquidation preference $96,770; 1,935,400 shares issued and outstanding	94,016	94,016
Common shares, par value $0.0001 per share; authorized 400,000,000 shares,
276,941,239 and 254,770,719 shares issued and outstanding in 2020 and 2019, respectively	28	25
Additional paid-in-capital	3,193,751	2,976,670
Accumulated distributions in excess of net income	(1,374,748)	(1,363,676)
Accumulated other comprehensive loss	(19,687)	(1,928)
Total shareholders’ equity	1,893,360	1,705,107
Noncontrolling interests	20,989	19,612
Total equity	1,914,349	1,724,719
Total liabilities and equity	$3,621,851	$3,180,260

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES
EARNINGS PER SHARE
(Unaudited and in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
EARNINGS PER SHARE:

Basic:
Net income attributable to common shareholders	$40,285	$141,560	$74,088	$189,657

Weighted-average number of common shares outstanding - basic	274,696,046	236,285,216	264,211,668	233,833,340

Net income attributable to common shareholders - per common share basic	$0.15	$0.60	$0.28	$0.81

Diluted:
Net income attributable to common shareholders - basic	$40,285	$141,560	$74,088	$189,657
Impact of assumed conversions	—	1,573	—	—
Net income attributable to common shareholders	$40,285	$143,133	$74,088	$189,657

Weighted-average common shares outstanding - basic	274,696,046	236,285,216	264,211,668	233,833,340
Effect of dilutive securities:
Unvested share-based payment awards and options	1,326,716	359,503	1,234,553	178,303
Preferred shares - Series C	—	4,710,570	—	—
Weighted-average common shares outstanding - diluted	276,022,762	241,355,289	265,446,221	234,011,643

Net income attributable to common shareholders - per common share diluted	$0.15	$0.59	$0.28	$0.81

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES
ADJUSTED COMPANY FUNDS FROM OPERATIONS & COMPANY FUNDS AVAILABLE FOR DISTRIBUTION
(Unaudited and in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
FUNDS FROM OPERATIONS:
Basic and Diluted:
Net income attributable to common shareholders	$40,285	$141,560	$74,088	$189,657
Adjustments:
Depreciation and amortization	39,858	36,537	118,605	109,469
Impairment charges - real estate	6,175	673	7,792	2,355
Noncontrolling interests - OP units	1,518	4,244	1,702	4,410
Amortization of leasing commissions	697	674	2,264	2,148
Joint venture and noncontrolling interest adjustment	2,094	2,267	6,463	7,200
Gains on sales of properties, including non-consolidated entities	(20,886)	(143,719)	(42,433)	(180,837)
FFO available to common shareholders and unitholders - basic	69,741	42,236	168,481	134,402
Preferred dividends	1,573	1,573	4,718	4,718
Amount allocated to participating securities	46	186	118	304
FFO available to all equityholders and unitholders - diluted	71,360	43,995	173,317	139,424
Transaction costs	1	—	81	—
Debt satisfaction (gains) charges, net, including non-consolidated entities	(17,522)	4,679	(18,894)	4,782
Adjusted Company FFO available to all equityholders and unitholders - diluted	53,839	48,674	154,504	144,206

FUNDS AVAILABLE FOR DISTRIBUTION:
Adjustments:
Straight-line adjustments	(3,995)	(4,161)	(10,224)	(10,846)
Lease incentives	214	318	732	898
Amortization of above/below market leases	(435)	(142)	(1,110)	(174)
Lease termination payments, net	(211)	(120)	70	(1,120)
Non-cash interest, net	293	567	1,081	2,146
Non-cash charges, net	1,663	1,554	4,984	4,833
Tenant improvements	(2,332)	(1,380)	(9,453)	(4,932)
Lease costs	(550)	(5,951)	(4,969)	(10,624)
Joint venture and noncontrolling interest adjustment	(146)	(3,095)	(330)	(3,731)
Company Funds Available for Distribution	$48,340	$36,264	$135,285	$120,656

Per Common Share and Unit Amounts
Basic:
FFO	$0.25	$0.18	$0.63	$0.57

Diluted:
FFO	$0.25	$0.18	$0.63	$0.58
Adjusted Company FFO	$0.19	$0.20	$0.57	$0.60

Basic:
Weighted-average common shares outstanding - basic EPS	274,696,046	236,285,216	264,211,668	233,833,340
Operating partnership units(1)	3,060,436	3,520,643	3,100,309	3,535,207
Weighted-average common shares outstanding - basic FFO	277,756,482	239,805,859	267,311,977	237,368,547

Diluted:
Weighted-average common shares outstanding - diluted EPS	276,022,762	241,355,289	265,446,221	234,011,643
Operating partnership units(1)	3,060,436	3,520,643	3,100,309	3,535,207
Unvested share-based payment awards	19,261	25,090	19,813	20,169
Preferred shares - Series C	4,710,570	—	4,710,570	4,710,570
Weighted-average common shares outstanding - diluted FFO	283,813,029	244,901,022	273,276,913	242,277,589

(1)       Includes OP units other than OP units held by Lexington.

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES

2020 EARNINGS GUIDANCE
	Twelve Months Ended December 31, 2020
	Range
Estimated:
Net income attributable to common shareholders per diluted common share(1)	$0.62	$0.64
Depreciation and amortization	0.62	0.62
Impact of capital transactions	(0.50)	(0.50)
Estimated Adjusted Company FFO per diluted common share	$0.74	$0.76

(1)       Assumes all convertible securities are dilutive.

LEXINGTON REALTY TRUST
2020 Third Quarter Investments / Capital Recycling Summary

PROPERTY INVESTMENTS

	Property Type	Market		Square Feet	Initial Basis ($000)	Month Closed	Primary Lease Expiration
1	Industrial - Warehouse/distribution	DC/Baltimore	MD	324,535	$29,143	September	11/2024
2	Industrial - Warehouse/distribution	Savannah	GA	419,667	40,908	September	07/2026

2	TOTAL PROPERTY INVESTMENTS			744,202	$70,051

CAPITAL RECYCLING

CONSOLIDATED PROPERTY DISPOSITIONS
	Primary Tenant	Location		Property Type	Gross Disposition Price ($000)	Annualized Net Income ($000) (1)	Annualized NOI ($000)(1)(2)	Month of Disposition	% Leased	Gross Disposition Price PSF
1	Quest Diagnostics	Lenexa	KS	Office	$14,351	$883	$(4)	July	100%	$185.20
2	Wal-Mart	Moody	AL	Industrial	20,046	386	478	July	26%	33.67
3	Vacant (3)	Overland Park	KS	Office	32,112	(3,269)	(998)	July	0%	100.29
3	TOTAL PROPERTY DISPOSITIONS				$66,509	$(2,000)	$(524)

Footnotes
(1)	Generally, quarterly period prior to sale annualized.
(2)	See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
(3)	Sold in a foreclosure sale. Disposition price reflects non-recourse debt balance.

LEXINGTON REALTY TRUST
DEVELOPMENT PROJECTS
9/30/2020

DEVELOPMENT PROJECTS

	Project (% owned)	Market	Property Type	Estimated Sq. Ft.	Estimated Project Cost ($000)	GAAP Investment Balance as of 9/30/2020 ($000) (1)	Lexington Amount Funded as of 9/30/2020 ($000)	Estimated Completion Date
Consolidated

1	Fairburn (90%)	Atlanta, GA	Industrial	910,000	$53,812	$30,638	$22,543	1Q 2021
2	Rickenbacker (100%)	Columbus, OH	Industrial	320,000	20,300	11,310	8,233	4Q 2020

2	Total Consolidated Development				$74,112	$41,948	$30,776

Non - Consolidated

1	Etna Park 70 (90%) (2)	Columbus, OH	Industrial	TBD	TBD	$11,352	$11,714	TBD
2	Etna Park 70 East (90%) (2)	Columbus, OH	Industrial	TBD	TBD	7,391	7,431	TBD
2	Total Non-Consolidated Development					$18,743	$19,145

4	Total Development Projects					$60,691	$49,921

Footnotes
(1)	GAAP investment balance is in real estate under construction for consolidated projects and in investments in non-consolidated entities for non-consolidated projects.
(2)	Plans and specifications for completion have not been completed and the estimated square footage, project cost and completion date cannot be determined.

LEXINGTON REALTY TRUST
2020 Third Quarter Financing Summary

DEBT RETIRED

Location	Tenant	Property Type	Face / Satisfaction ($000)	Rate	Maturity Date

Consolidated Mortgage Debt (1)
Overland Park, KS	Vacant	Office	$32,112	5.891%	05/2019

Non-Consolidated Mortgage Debt (2)
Las Vegas, NV	Nevada Power	Office	$27,840	LIBOR + 200 bps	09/2021

CORPORATE LEVEL FINANCING

Debt Retired
Type	Face / Satisfaction ($000)	Current Interest Rate	Maturity Date
Revolving Credit Facility	$40,000	LIBOR + 90 bps	02/2023
Senior Unsecured Notes	61,244	4.25%	06/2023
Senior Unsecured Notes	51,068	4.40%	06/2024
	$152,312

New Financing
Type	Amount ($000)	Current Interest Rate	Maturity Date
Senior Unsecured Notes	$400,000	2.70%	09/2030

Footnotes
(1)	Satisfied in a foreclosure sale.
(2)	Lexington has a 20% interest in the joint venture that disposed of this property. Satisfaction reflects a portion of the joint venture’s cross-collateralized debt.

LEXINGTON REALTY TRUST
2020 Third Quarter Leasing Summary

LEASE EXTENSIONS

	Tenant/Guarantor (1)	Location		Prior Term	Lease Expiration Date	Sq. Ft.	New Base Rent Per Annum ($000)(2)(3)	Prior Base Rent Per Annum ($000)	New Cash Base Rent Per Annum ($000)(2)(3)	Prior Cash Base Rent Per Annum ($000)(3)
	Industrial
1	Owen Corning	Hebron	OH	12/2021	03/2022	250,410	$641	$584	$641	$584
2	Owen Corning	Hebron	OH	12/2021	03/2022	400,522	1,025	934	1,025	934
3	Walgreen Co.	Orlando	FL	03/2021	03/2026	205,016	786	786	508	508

3	Total Industrial Lease Extensions					855,948	$2,452	$2,304	$2,174	$2,026

3	TOTAL EXTENDED LEASES					855,948	$2,452	$2,304	$2,174	$2,026

NEW LEASES

	Tenant (1)	Location		Lease Expiration Date	Sq. Ft.	New Base Rent Per Annum ($000)(2)(3)	New Cash Base Rent Per Annum ($000)(2)(3)
	Industrial/Multi-tenant
1	Ernie Green Industries	Chillicothe	OH	12/2021	42,264	$213	$213
2	Pegasus Industries	Chillicothe	OH	06/2026	276,112	1,281	1,267
3	Select Tissue	Henderson	NC	02/2034	147,448	548	490

3	Total Industrial New Leases				465,824	$2,042	$1,970

3	TOTAL NEW LEASES				465,824	$2,042	$1,970

6	TOTAL NEW AND EXTENDED LEASES				1,321,772	$4,494	$4,144

Footnotes
(1)	Leases greater than 10,000 square feet.
(2)	Assumes twelve months rent from the later of 10/1/20 or lease commencement/extension, excluding free rent periods as applicable.
(3)	See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.

LEXINGTON REALTY TRUST

Other Revenue Data

9/30/2020

($000)

Other Revenue Data

	Base Rent
Asset Class	Nine months ended
	9/30/2020(1)	9/30/2020 Percentage	9/30/2019 Percentage
Industrial	$175,264	80.9%	70.7%
Office/Other	41,380	19.1%	29.3%
	$216,644	100.0%	100.0%

	Base Rent
Credit Ratings (2)	Nine months ended
	9/30/2020(1)	9/30/2020 Percentage	9/30/2019 Percentage
Investment Grade	$113,041	52.2%	48.0%
Non-Investment Grade	44,964	20.7%	24.0%
Unrated	58,639	27.1%	28.0%
	$216,644	100.0%	100.0%

Weighted-Average Lease Term - Cash Basis	As of 9/30/2020	As of 9/30/2019
	7.8	8.0

Rent Estimates for Current Assets

Year	Base Rent (3)	Cash Base Rent (3)	Difference
2020 - remaining	$74,992	$71,038	$(3,954)
2021	288,876	277,111	(11,765)

Footnotes

(1)	Nine months ended 9/30/2020 Base Rent recognized for consolidated properties owned as of 9/30/2020.

(2)	Credit ratings are based upon either tenant, guarantor or parent/ultimate parent.

(3)	Amounts assume (i) lease terms for non-cancellable periods only, (ii) no new or renegotiated leases are entered into after 9/30/2020, and (iii) no properties are sold or acquired after 9/30/2020.

LEXINGTON REALTY TRUST

Other Revenue Data (Continued)

9/30/2020

($000)

Same-Store NOI (1)

	Nine months ended September 30,
	2020	2019
Total Cash Base Rent	$168,347	$165,254
Tenant Reimbursements	18,494	18,027
Property Operating Expenses	(24,007)	(22,380)
Same-Store NOI	$162,834	$160,901

Change in Same-Store NOI (2)	1.2%

Same-Store Percent Leased (3)	As of 9/30/2020	As of 9/30/2019
	98.9%	98.5%

Lease Escalation Data (4)

Footnotes

(1)	NOI is on a consolidated cash basis excluding properties acquired and sold in 2020 and 2019 and properties subject to mortgage loans in default at September 30, 2020.

See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.

(2)	Change in Same-Store NOI was 1.3% excluding single-tenant property vacancies.

(3)	Excludes properties acquired or sold in 2020 and 2019 and properties subject to mortgage loans in default at September 30, 2020.

(4)	Based on nine months consolidated Cash Base Rents for single-tenant leases (properties greater than 50% leased to a single tenant) owned as of September 30, 2020. Excludes parking operations and rents from prior tenants.

LEXINGTON REALTY TRUST

Portfolio Detail By Asset Class

9/30/2020

($000, except square footage)

Asset Class	YE 2017 (1)	YE 2018 (1)(2)	YE 2019	Q3 2020

Industrial
% of Cost (3)	49.3%	71.2%	81.5%	88.5%
% of ABR (4)	44.3%	65.4%	75.5%	80.9%
% Leased	99.9%	96.3%	97.9%	99.5%
Wtd. Avg. Lease Term (5)	10.5	9.7	8.3	7.5
Mortgage Debt	$193,529	$206,006	$109,939	$106,566
% Investment Grade (4)	28.4%	31.6%	45.9%	50.6%
Square Feet	36,071,422	41,447,962	48,742,014	53,163,680

Office/Other
% of Cost (3)	50.7%	28.8%	18.5%	11.5%
% of ABR (4)(6)	55.7%	34.6%	24.5%	19.1%
% Leased	96.0%	87.1%	85.8%	89.9%
Wtd. Avg. Lease Term (5)	7.9	7.2	8.5	9.2
Mortgage Debt	$503,539	$369,508	$283,933	$232,230
% Investment Grade (4)	49.4%	53.2%	57.3%	58.9%
Square Feet	12,542,640	6,111,588	3,876,294	3,134,103

Construction in progress (7)	$4,219	$1,840	$15,208	$46,559

Footnotes

(1) Office and Other properties combined.

(2) Pataskala, Ohio property reclassed to Industrial from Office/Other.

(3) Based on gross book value of real estate assets; excludes held for sale assets.

(4) Percentage of Base Rent, for consolidated properties owned as of each respective period.

(5) Cash basis.

(6) YE 2018 excludes the acceleration of below-market lease intangible accretion on one Kmart asset.

(7) Includes development classified as real estate under construction on a consolidated basis.

LEXINGTON REALTY TRUST

Portfolio Composition

9/30/2020

As a Percent of Gross Book Value (1)

Portfolio Composition (2)

Footnotes

(1)	Based on gross book value of real estate assets as of 9/30/2020, excludes held for sale assets.
(2)	Based on gross book value of real estate assets as of 9/30/2020, 12/31/2019, 12/31/2018 and 12/31/2017, as applicable and excludes held for sale assets.

LEXINGTON REALTY TRUST

Components of Net Asset Value

9/30/2020

($000)

The purpose of providing the following information is to enable readers to derive their own estimates of net asset value. This information is not intended to be an asset-by-asset or enterprise valuation.

Consolidated properties nine month net operating income (NOI) (1)
Industrial	$152,398
Office/Other	28,004
Total Net Operating Income	$180,402

Lexington’s share of non-consolidated nine month NOI (1)
NNN OFFICE JV
Office	$7,190
OTHER JV
Other	$1,137

Other income
Advisory fees	$2,311

In service assets not fairly valued by capitalized NOI method (1)
Wholly-owned assets acquired in 2020	$421,372
Wholly-owned assets less than 70% leased	$22,261

Add other assets:
Assets held for sale - consolidated	$159,210
Construction in progress	4,611
Developable land	19,145
Development investment at cost incurred	30,776
Cash and cash equivalents	287,920
Restricted cash	1,697
Accounts receivable	2,310
Other assets	7,699
Total other assets	$513,368

Liabilities:
Corporate level debt (face amount)	$1,216,808
Mortgages and notes payable (face amount)	159,686
Dividends payable	34,463
Liabilities held for sale - consolidated	179,052
Accounts payable, accrued expenses and other liabilities	76,642
Preferred stock, at liquidation value	96,770
Lexington’s share of non-consolidated mortgages (face amount)	81,817
Total deductions	$1,845,238

Common shares & OP units at 9/30/2020	279,993,873

Footnotes

(1)	NOI for the existing property portfolio at September 30, 2020, excludes NOI related to assets undervalued by a capitalized NOI method and assets held for sale. Assets undervalued by a capitalized NOI method are identified generally by occupancies under 70% and assets acquired in 2020. For assets in this category an NOI capitalization approach is not appropriate, and accordingly, Lexington’s net book value has been used. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.

LEXINGTON REALTY TRUST

Portfolio Concentration - Industrial

9/30/2020

	Markets (1)	Percent of Base Rent as of 9/30/2020 (2)
1	Memphis, TN	8.6%
2	Greenville/Spartanburg, SC	7.1%
3	Houston, TX	6.4%
4	Atlanta, GA	5.9%
5	Chicago, IL	5.3%
6	Cincinnati/Dayton, OH	5.3%
7	Nashville, TN	4.9%
8	Detroit, MI	4.4%
9	Dallas/Fort Worth, TX	4.0%
10	Phoenix, AZ	3.7%
11	Charlotte, NC	3.0%
12	Jackson, MS	2.7%
13	St. Louis, MO	2.6%
14	Columbus, OH	2.6%
15	New York/New Jersey	2.2%
16	Cleveland, OH	2.1%
17	Champaign-Urbana, IL	1.8%
18	DC/Baltimore, MD	1.8%
19	Jackson, TN	1.7%
20	Richmond, VA	1.6%
	Total Industrial Portfolio Concentration (3)	77.5%

Footnotes

(1)	Markets are based on geographic boundaries defined by CoStar.com. They serve to delineate core areas that are competitive with each other and constitute a generally accepted primary competitive set of areas. Markets are building-type specific, and are non-overlapping contiguous geographic designations.

(2)	Nine months ended 9/30/2020 Base Rent recognized for consolidated industrial properties owned as of 9/30/2020.

(3)	Total shown may differ from detailed amounts due to rounding.

LEXINGTON REALTY TRUST

Portfolio Concentration - Office/Other

9/30/2020

	Markets (1)	Percent of Base Rent as of 9/30/2020 (2)
1	Houston, TX	26.9%
2	South Bay/San Jose, CA	12.0%
3	Philadelphia, PA	10.2%
4	New York/New Jersey	10.1%
5	Charlotte, NC	7.4%
6	Dallas/Fort Worth, TX	7.3%
7	DC/Baltimore, MD	6.8%
8	Phoenix, AZ	5.1%
9	Tampa/St. Petersburg, FL	3.5%
10	Baton Rouge, LA	2.0%
11	McAllen/Edinburg/Pharr,TX	1.9%
12	Orlando, FL	1.6%
13	Atlanta, GA	1.6%
14	Florence, SC	1.0%
15	Tucson, AZ	1.0%
16	Hawaii	1.0%
17	South Florida	0.7%
	Total Office/Other Portfolio Concentration (3)	100.0%

Footnotes

(1)	Markets are based on geographic boundaries defined by CoStar.com. They serve to delineate core areas that are competitive with each other and constitute a generally accepted primary competitive set of areas. Markets are building-type specific, and are non-overlapping contiguous geographic designations.

(2)	Nine months ended 9/30/2020 Base Rent recognized for consolidated office/other properties owned as of 9/30/2020.

(3)	Total shown may differ from detailed amounts due to rounding.

LEXINGTON REALTY TRUST

Tenant Industry Diversification - Industrial Assets (1)

9/30/2020

Footnotes

(1)	Nine months ended 9/30/2020 Base Rent recognized for consolidated properties owned as of 9/30/2020

LEXINGTON REALTY TRUST

Top 15 Tenants

9/30/2020

Top 15 Tenants
Tenants (1)	Property Type	Lease Expirations	Number of Leases	Sq. Ft. Leased	Sq. Ft. Leased as a Percent of Consolidated Portfolio (2)(3)	Base Rent as of 9/30/2020 ($000)	Percent of Base Rent as of 9/30/2020 ($000) (2)(4)
Dow	Office	2036	1	664,100	1.2%	$11,137	5.2%
Nissan	Industrial	2027	2	2,971,000	5.3%	9,570	4.4%
Amazon	Industrial	2026-2030	4	3,132,547	5.6%	7,591	3.5%
Dana	Industrial	2021-2026	7	2,053,359	3.7%	7,456	3.5%
Kellogg	Industrial	2027-2029	3	2,801,916	5.0%	7,291	3.4%
Undisclosed (5)	Industrial	2031-2035	3	1,090,383	2.0%	5,355	2.5%
Watco	Industrial	2038	1	132,449	0.2%	5,080	2.4%
Xerox	Office	2023	1	202,000	0.4%	4,981	2.3%
FedEx	Industrial	2023 & 2028	2	292,021	0.5%	4,289	2.0%
Wal-Mart	Industrial	2023-2027	2	1,335,673	2.4%	4,213	2.0%
Undisclosed (5)	Industrial	2034	1	1,318,680	2.4%	4,158	1.9%
Morgan Lewis (6)	Office	2024	1	289,432	0.5%	3,723	1.7%
Mars Wrigley	Industrial	2025	1	604,852	1.1%	3,304	1.5%
Asics	Industrial	2030	1	855,878	1.5%	3,291	1.5%
Spitzer	Industrial	2035	2	449,895	0.8%	3,259	1.5%

			32	18,194,185	32.7%	$84,698	39.2%

Footnotes

(1)	Tenant, guarantor or parent.

(2)	Total shown may differ from detailed amounts due to rounding.

(3)	Excludes vacant square feet.

(4)	Nine months ended 9/30/2020 Base Rent recognized for consolidated properties owned as of 9/30/2020, excluding rent from prior tenants.

(5)	Lease restricts certain disclosures.

(6)	Includes parking operations.

LEXINGTON REALTY TRUST

Lease Rollover Schedule - Consolidated Industrial Properties

9/30/2020

($000)

Year	Number of Leases Expiring	Base Rent as of 9/30/2020	Percent of Base Rent as of 9/30/2020	Percent of Base Rent as of 9/30/2019
2020 - remaining	1	$1,870	1.1%	2.1%
2021	11	10,849	6.2%	7.5%
2022	4	2,860	1.6%	0.9%
2023	8	6,796	3.9%	3.1%
2024	16	16,657	9.5%	9.5%
2025	18	18,593	10.6%	7.3%
2026	17	16,806	9.6%	9.6%
2027	10	22,365	12.8%	13.2%
2028	4	8,891	5.1%	6.3%
2029	6	11,855	6.8%	2.4%
Thereafter	27	57,348	32.8%	33.3%

Total (1)	122	$174,890	100.0%

Footnotes

(1) Total shown may differ from detailed amounts due to rounding.

LEXINGTON REALTY TRUST

Lease Rollover Schedule - Consolidated Office/Other Properties

9/30/2020

($000)

Year	Number of Leases Expiring	Base Rent as of 9/30/2020	Percent of Base Rent as of 9/30/2020	Percent of Base Rent as of 9/30/2019
2020 - remaining	27	$826	2.0%	0.0%
2021	8	2,778	6.9%	10.4%
2022	2	2,760	6.8%	6.3%
2023	3	5,455	13.5%	9.4%
2024	6	6,874	17.0%	16.9%
2025	5	2,719	6.7%	5.4%
2026	0	-	0.0%	0.0%
2027	1	54	0.1%	2.5%
2028	0	661	0.0%	1.7%
2029	1	-	1.6%	6.2%
Thereafter	7	18,328	45.3%	30.3%

Total (1)	60	$40,455	100.0%

Footnotes

(1)	Total shown may differ from detailed amounts due to rounding and does not include parking operations.

LEXINGTON REALTY TRUST
Property Leases and Vacancies - Consolidated Portfolio - 9/30/2020

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq. Ft. Leased or Available (1)	Base Rent as of 9/30/2020 ($000) (2)	Cash Base Rent as of 9/30/2020 ($000) (2)	9/30/2020 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
Single-tenant
2020	12/31/2020	2203 Sherrill Dr.	Statesville	NC	--	Geodis America	639,800	1,870	1,960	-	-
2021	5/31/2021	101 Michelin Dr.	Laurens	SC	18	Michelin	1,164,000	2,692	2,692	-	-
	6/30/2021	11624 S. Distribution Cv.	Olive Branch	MS	--	Hamilton Beach	1,170,218	2,842	2,531	-	-
	9/30/2021	3820 Micro Dr.	Millington	TN	--	Ingram Micro	701,819	1,359	1,405	-	-
	10/25/2021	6938 Elm Valley Dr.	Kalamazoo	MI	--	Dana	150,945	1,310	1,520	-	-
	11/30/2021	2880 Kenny Biggs Rd.	Lumberton	NC	--	Rubbermaid	423,280	1,017	1,109	-	-
	12/31/2021	3686 South Central Ave.	Rockford	IL	--	Pierce Packaging	93,000	244	244	-	-
2022	3/31/2022	191 Arrowhead Dr.	Hebron	OH	--	Owens Corning	250,410	434	434	-	-
		200 Arrowhead Dr.	Hebron	OH	--	Owens Corning	400,522	694	694	-	-
		5417 Campus Dr.	Shreveport	LA	--	Tire Rack	257,849	1,007	1,052	-	-
	8/31/2022	50 Tyger River Dr.	Duncan	SC	--	Plastic Omnium	221,833	725	767	-	-
2023	2/28/2023	3102 Queen Palm Dr.	Tampa	FL	--	RC Moore	229,605	864	676	-	-
		7670 Hacks Cross Rd.	Olive Branch	MS	--	MAHLE Industries	268,104	679	684	-	-
	5/31/2023	6495 Polk Ln.	Olive Branch	MS	12	Undisclosed	151,691	438	429	-	-
	8/31/2023	10535 Red Bluff Rd.	Pasadena	TX	--	Unis	257,835	923	899	-	-
		3737 Duncanville Rd.	Dallas	TX	--	Owens Corning	510,440	1,285	1,255	-	-
	10/31/2023	493 Westridge Pkwy.	McDonough	GA	--	Carlstar	676,000	1,523	1,481	-	-
	12/31/2023	120 Southeast Pkwy. Dr.	Franklin	TN	--	Raytheon Technologies	289,330	551	551	-	-
		675 Gateway Blvd.	Monroe	OH	--	Blue Buffalo	143,664	533	515	-	-
2024	1/31/2024	1285 W. State Road 32	Lebanon	IN	--	Continental Tire	741,880	1,711	1,816	-	-
		6495 Polk Ln.	Olive Branch	MS	12	Undisclosed	118,211	371	358	-	-
		70 Tyger River Dr.	Duncan	SC	--	BMW	408,000	1,501	1,465	-	-
	3/31/2024	1520 Lauderdale Memorial Hwy.	Cleveland	TN	--	General Electric	851,370	1,993	2,009	-	-
	4/30/2024	113 Wells St.	North Berwick	ME	--	Raytheon	993,685	1,349	1,220	-	-
		11555 Silo Dr.	Olive Branch	MS	--	Olam Cotton	927,742	2,142	2,139	-	-
	5/31/2024	901 East Bingen Point Way	Bingen	WA	--	Boeing	124,539	1,977	1,998	-	-
		7225 Goodson Rd.	Union City	GA	--	Interface Americas	370,000	1,082	1,033	-	-

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 9/30/2020

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq. Ft. Leased or Available (1)	Base Rent as of 9/30/2020 ($000) (2)	Cash Base Rent as of 9/30/2020 ($000) (2)	9/30/2020 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
2024	7/31/2024	5795 North Blackstock Rd.	Spartanburg	SC	--	Wal-Mart	341,660	1,254	1,260	-	-
		231 Apple Valley Rd.	Duncan	SC	12	Undisclosed	75,320	283	283	-	-
	9/30/2024	1621 Veterans Memorial Pkwy. E	Lafayette	IN	--	Caterpillar	309,400	911	903	-	-
	10/31/2024	43955 Plymouth Oaks Blvd.	Plymouth	MI	--	Tower Automotive	311,612	1,193	1,171	-	-
		2115 East Belt Line Rd.	Carrollton	TX	--	L.E. Klein	58,202	172	175	-	-
	11/30/2024	150 Mercury Way	Winchester	VA	--	Mercury Paper	324,535	138	128	-	-
	12/31/2024	749 Southrock Dr.	Rockford	IL	--	Jacobson Warehouse	150,000	478	461	-	-
2025	4/30/2025	235 Apple Valley Rd.	Duncan	SC	12	Undisclosed	177,320	703	666	-	-
		10565 Red Bluff Rd.	Pasadena	TX	--	Unis	248,240	330	315	-	-
	5/31/2025	7875 White Road SW	Austell	GA	--	Mars Wrigley	604,852	3,304	2,906	-	-
	6/30/2025	10000 Business Blvd.	Dry Ridge	KY	--	Dana	336,350	1,009	1,009	-	-
		1650-1654 Williams Rd.	Columbus	OH	--	ODW Logistics	772,450	1,251	1,214	-	-
		4010 Airpark Dr.	Owensboro	KY	--	Metalsa / Dana	211,598	906	906	-	-
		730 North Black Branch Rd.	Elizabethtown	KY	--	Metalsa / Dana	167,770	403	403	-	-
		750 North Black Branch Rd.	Elizabethtown	KY	--	Metalsa / Dana	539,592	2,129	2,129	-	-
		301 Bill Bryan Blvd.	Hopkinsville	KY	--	Metalsa / Dana	424,904	1,266	1,266	-	-
		1319 Dean Forest Rd.	Savannah	GA	12	Undisclosed	355,527	488	460	-	-
	7/14/2025	590 Ecology Ln.	Chester	SC	--	Boral Limited	420,597	1,373	1,818	5,130	8/1/2025
	7/31/2025	7005 Cochran Rd.	Glenwillow	OH	--	Royal Appliance	458,000	1,546	1,586	-	-
		5352 Performance Way	Whitestown	IN	--	LaCrosse	380,000	958	931	-	-
	8/31/2025	1315 Dean Forest Rd.	Savannah	GA	12	Undisclosed	88,503	162	85	-	-
	12/19/2025	1901 Ragu Dr.	Owensboro	KY	5	Unilever	443,380	1,282	966	-	-
	12/31/2025	1700 47th Ave North	Minneapolis	MN	--	Owens Corning	18,620	440	440	-	-
		4455 N. Cotton Ln.	Goodyear	AZ	--	Ball	160,140	736	688	-	-
2026	1/31/2026	231 Apple Valley Rd.	Duncan	SC	12	Undisclosed	120,680	451	290	-	-
	3/30/2026	121 Technology Dr.	Durham	NH	11	Heidelberg	500,500	1,903	1,853	-	-
	3/31/2026	633 Garrett Pkwy.	Lewisburg	TN	--	Calsonic Kansei	310,000	965	986	-	-
		2455 Premier Row	Orlando	FL	--	Walgreen Co.	205,016	589	381	-	-

LEXINGTON REALTY TRUST
Property Leases and Vacancies - Consolidated Portfolio - 9/30/2020

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq. Ft. Leased or Available (1)	Base Rent as of 9/30/2020 ($000) (2)	Cash Base Rent as of 9/30/2020 ($000) (2)	9/30/2020 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
2026	4/30/2026	16811 W. Commerce Dr.	Goodyear	AZ	--	Blue Buffalo	540,349	1,833	1,580	-	-
	5/31/2026	291 Park Center Dr.	Winchester	VA	--	Kraft Heinz	344,700	1,162	1,110	-	-
	7/31/2026	1004 Trade Center Pkwy.	Savannah	GA	--	Dukal Corporation	270,252	24	22	-	-
	8/31/2026	1004 Trade Center Pkwy.	Savannah	GA	--	Sunland Logistics	149,415	14	-	-	-
	9/30/2026	900 Industrial Blvd.	Crossville	TN	--	Dana	222,200	433	433	-	-
		3931 Lakeview Corporate Dr.	Edwardsville	IL	--	Amazon.com	769,500	2,022	1,963	-	-
		9494 W. Buckeye Rd.	Tolleson	AZ	--	CHEP	186,336	832	771	-	-
	10/31/2026	10345 Philipp Pkwy.	Streetsboro	OH	--	L’Oreal USA	649,250	2,162	2,023	-	-
		5001 Greenwood Rd.	Shreveport	LA	14	Libbey	646,000	1,483	1,503	-	-
	11/30/2026	250 Rittenhouse Cir.	Bristol	PA	--	Estée Lauder	241,977	860	903	-	-
		736 Addison Rd.	Erwin	NY	--	Corning	408,000	1,086	1,091	-	-
2027	1/31/2027	27200 West 157th St.	New Century	KS	--	Amazon.com	446,500	930	833	-	-
	2/28/2027	554 Nissan Pkwy.	Canton	MS	--	Nissan	1,466,000	4,650	4,592	-	-
	4/30/2027	16407 Applewhite Rd.	San Antonio	TX	12	Undisclosed	849,275	2,245	2,154	-	-
		200 Sam Griffin Rd.	Smyrna	TN	--	Nissan	1,505,000	4,920	4,794	-	-
	6/30/2027	1501 Nolan Ryan Expy.	Arlington	TX	--	Arrow Electronics	74,739	305	309	-	-
	7/31/2027	335 Morgan Lakes Industrial Blvd.	Pooler	GA	--	Unis	499,500	959	429	-	-
	8/31/2027	600 Gateway Blvd.	Monroe	OH	--	Wal-Mart	994,013	2,959	2,465	-	-
	9/30/2027	1550 Hwy 302	Byhalia	MS	--	McCormick	615,600	1,829	1,824	-	-
	10/31/2027	201 James Lawrence Rd.	Jackson	TN	--	Kellogg	1,062,055	2,958	2,850	-	-
	12/31/2027	10590 Hamilton Ave.	Cincinnati	OH	--	Hillman Group	264,598	610	610	-	-
2028	1/31/2028	490 Westridge Pkwy.	McDonough	GA	--	Georgia-Pacific	1,121,120	2,803	2,657	-	-
	3/31/2028	29-01-Borden Ave./29-10 Hunters Point Ave.	Long Island City	NY	--	FedEx	140,330	3,851	3,846	33,709	3/15/2028
	8/31/2028	1420 Greenwood Rd.	McDonough	GA	--	United States Cold Storage	296,972	1,627	1,633	-	-
	9/30/2028	904 Industrial Rd.	Marshall	MI	--	Tenneco	246,508	610	566	-	-
2029	7/31/2029	8500 Nail Rd.	Olive Branch	MS	--	Sephora	716,080	2,063	1,977	-	-
	8/31/2029	8601 E. Sam Lee Ln.	Northlake	TX	--	Black and Decker	1,214,526	2,643	2,407	-	-
	9/30/2029	6255 E Minooka Rd.	Minooka	IL	--	Kellogg	1,034,200	2,198	2,005	-	-

LEXINGTON REALTY TRUST
Property Leases and Vacancies - Consolidated Portfolio - 9/30/2020

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq. Ft. Leased or Available (1)	Base Rent as of 9/30/2020 ($000) (2)	Cash Base Rent as of 9/30/2020 ($000) (2)	9/30/2020 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
2029	11/24/2029	318 Pappy Dunn Blvd.	Anniston	AL	--	IAC Group	276,782	1,305	1,270	-	-
	11/30/2029	1460 Cargo Court	Minooka	IL	--	Kellogg	705,661	2,135	1,975	-	-
	12/31/2029	200 International Pkwy S	Minooka	IL	--	BMW	473,280	1,511	1,348	-	-
2030	3/31/2030	549 Wingo Rd.	Byhalia	MS	--	Asics	855,878	3,291	3,189	-	-
	5/31/2030	359 Gateway Dr.	Lavonia	GA	--	TI Automotive	133,221	599	645	-	-
		4015 Lakeview Corporate Dr.	Edwardsville	IL	--	Spectrum	1,017,780	2,595	2,098	-	-
	6/30/2030	2601 Bermuda Hundred Rd.	Chester	VA	13	Philip Morris	1,034,470	2,888	2,891	-	-
		700 Gateway Blvd.	Monroe	OH	--	Amazon.com	1,299,492	4,137	3,758	-	-
		1704 S. I-45	Hutchins	TX	--	Mauser Packaging	120,960	212	141	-	-
	8/31/2030	3400 NW 35th St.	Ocala	FL	--	Amazon.com	617,055	502	458	-	-
	9/30/2030	255 143rd Ave.	Goodyear	AZ	12	Undisclosed	801,424	3,000	2,709	41,877	8/1/2031
2031	10/31/2031	1020 W. Airport Rd.	Romeoville	IL	--	ARYZTA	188,166	2,745	2,633	-	-
	12/18/2031	80 Tyson Dr.	Winchester	VA	12	Undisclosed	400,400	1,776	1,614	-	-
2032	4/30/2032	13930 Pike Rd.	Missouri City	TX	--	Vulcan	-	1,592	1,523	-	-
	8/24/2032	16950 Pine Dr.	Romulus	MI	12	Undisclosed	500,023	1,926	1,833	-	-
	10/31/2032	27255 SW 95th Ave.	Wilsonville	OR	--	Campbell’s Soup	508,277	2,340	2,015	-	-
		26700 Bunert Rd.	Warren	MI	--	Lipari	260,243	2,912	2,663	25,850	11/2032
2033	12/31/2033	2115 East Belt Line Rd.	Carrollton	TX	--	Teasdale	298,653	973	791	-	-
2034	2/28/2034	1133 Poplar Creek Rd.	Henderson	NC	--	Select Tissue	147,448	-	-	-	-
	9/30/2034	5625 North Sloan Ln.	North Las Vegas	NV	--	Nicholas	180,235	1,917	1,772	-	-
	10/31/2034	1001 Innovation Rd.	Rantoul	IL	--	Vista Outdoor	813,126	3,147	2,878	-	-
	12/31/2034	27 Inland Pkwy.	Greer	SC	12	Undisclosed	1,318,680	4,158	1,912	-	-
2035	3/31/2035	13863 Industrial Rd.	Houston	TX	--	Spitzer	187,800	1,826	1,649	-	-
		7007 F.M. 362 Rd.	Brookshire	TX	--	Spitzer	262,095	1,433	1,294	-	-
	10/22/2035	2860 Clark St.	Detroit	MI	12	Undisclosed	189,960	1,653	1,653	-	-
2036	5/31/2036	671 Washburn Switch Rd.	Shelby	NC	--	Clearwater Paper	673,425	2,089	1,897	-	-
2037	3/31/2037	4005 E I-30	Grand Prairie	TX	--	O’Neal Industries	215,000	1,404	1,216	-	-
2038	3/31/2038	13901/14035 Industrial Rd.	Houston	TX	--	Watco	132,449	5,080	4,525	-	-

LEXINGTON REALTY TRUST
Property Leases and Vacancies - Consolidated Portfolio - 9/30/2020

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq. Ft. Leased or Available (1)	Base Rent as of 9/30/2020 ($000) (2)	Cash Base Rent as of 9/30/2020 ($000) (2)	9/30/2020 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
2042	5/31/2042	4801 North Park Dr.	Opelika	AL	--	Golden State Enterprises	165,493	2,433	1,977	-	-
2067	12/31/2067	10201 Schuster Way	Pataskala	OH	--	Kohl’s	-	720	335	-	-
SINGLE TENANT INDUSTRIAL TOTAL							51,803,011	$172,109	$160,627	$106,566
Multi-tenant / Vacancy (7)(10)
	Various	6050 Dana Way	Antioch	TN	3, 16 (90%)	Multi-Tenant	674,528	1,779	1,715	-	-
	Various	351 Chamber Dr.	Chillicothe	OH	3, 8, 15 (100%)	Multi-Tenant	478,141	1,376	1,261	-	-
	Vacancy	3301 Stagecoach Rd. NE	Thomson	GA	17	(Available for Lease)	208,000	-	-	-	-
MULTI-TENANT/VACANCY INDUSTRIAL TOTAL							1,360,669	$3,155	$2,976	$-
INDUSTRIAL TOTAL/WEIGHTED AVERAGE						99.5% Leased	53,163,680	$175,264	$163,603	$106,566

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 9/30/2020

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq. Ft. Leased or Available (1)	Base Rent as of 9/30/2020 ($000) (2)	Cash Base Rent as of 9/30/2020 ($000) (2)	9/30/2020 Debt Balance ($000)	Debt Maturity
OFFICE PROPERTIES
Single-tenant
2020	11/6/2020	4455 American Way	Baton Rouge	LA	--	New Cingular Wireless	46,350	534	579	-	-
2021	3/31/2021	1701 Market St.	Philadelphia	PA	--	Prime Communications	1,220	47	47	-	-
	6/30/2021	2050 Roanoke Rd.	Westlake	TX	--	Charles Schwab	130,199	1,553	1,691	-	-
	8/31/2021	3500 North Loop Rd.	McDonough	GA	--	Global Payments	62,218	651	651	-	-
	10/31/2021	1401 Nolan Ryan Expy.	Arlington	TX	--	Butler America Aerospace	4,979	67	67	-	-
2022	5/30/2022	13651 McLearen Rd.	Herndon	VA	--	United States of America	159,664	2,346	2,415	-	-
	7/31/2022	1440 E 15th St.	Tucson	AZ	--	CoxCom	28,591	414	414	-	-
2023	9/30/2023	1701 Market St.	Philadelphia	PA	--	CBC Restaurant	8,070	182	182	-	-
	11/6/2023	4455 American Way	Baton Rouge	LA	--	New Cingular Wireless	23,750	292	296	-	-
	12/14/2023	3333 Coyote Hill Rd.	Palo Alto	CA	--	Xerox	202,000	4,981	5,303	21,730	12/1/2023
2024	1/31/2024	1701 Market St.	Philadelphia	PA	--	Morgan Lewis	289,432	3,101	3,485	-	-
	2/14/2024	1362 Celebration Blvd.	Florence	SC	--	Change Healthcare	32,000	430	449	-	-
	5/31/2024	3476 Stateview Blvd.	Fort Mill	SC	--	Wells Fargo	169,083	1,511	1,494	-	-
		3480 Stateview Blvd.	Fort Mill	SC	--	Wells Fargo	169,218	1,566	1,495	-	-
	9/30/2024	1401 Nolan Ryan Expy.	Arlington	TX	--	Arrow Electronics	23,228	-	-	-	-
2025	1/31/2025	1401 Nolan Ryan Expy.	Arlington	TX	--	Triumph Group	111,409	1,226	1,349	-	-
	2/28/2025	1401 Nolan Ryan Expy.	Arlington	TX	--	Infotech Enterprise	13,590	158	163	-	-
	5/31/2025	1701 Market St.	Philadelphia	PA	--	TruMark Financial	2,641	199	199	-	-
	6/30/2025	3711 San Gabriel	Mission	TX	--	T-Mobile West	75,016	772	776	-	-
2027	1/31/2027	1701 Market St.	Philadelphia	PA	--	Drybar	1,975	54	28	-	-
2029	9/30/2029	9200 South Park Center Loop	Orlando	FL	17	CardWorks	59,927	661	764	-	-
2031	11/30/2031	4 Apollo Drive	Whippany	NJ	--	CAE	123,734	1,539	1,500	11,110	11/1/2021
2033	12/31/2033	8555 South River Pkwy.	Tempe	AZ	--	Versum	95,133	1,109	996	-	-
2036	10/31/2036	270 Abner Jackson Pkwy.	Lake Jackson	TX	--	Dow	664,100	11,137	9,654	179,110	10/1/2036
2037	6/30/2037	1415 Wyckoff Rd.	Wall	NJ	--	NJ Natural Gas	157,511	2,647	2,945	1,867	1/1/2021

LEXINGTON REALTY TRUST
Property Leases and Vacancies - Consolidated Portfolio - 9/30/2020

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq. Ft. Leased or Available (1)	Base Rent as of 9/30/2020 ($000) (2)	Cash Base Rent as of 9/30/2020 ($000) (2)	9/30/2020 Debt Balance ($000)	Debt Maturity
OFFICE PROPERTIES
N/A	Vacancy	1701 Market St.	Philadelphia	PA	--	(Available for Lease)	699	-	-	-	-
		1401 Nolan Ryan Expy.	Arlington	TX	--	(Available for Lease)	8,602	-	-	-	-
	5/31/2020	1701 Market St.	Philadelphia	PA	--	Parking Operations	-	622	622	-	-
SINGLE TENANT OFFICE TOTAL							2,664,339	$37,799	$37,564	$213,817
Multi-tenant / Vacancy (7)(10)
	Vacancy	820 Gears Rd.	Houston	TX	--	(Available for Lease)	78,895	-	-	-	-
	Vacancy	5600 Broken Sound Blvd.	Boca Raton	FL	8, 19	(Available for Lease)	143,290	277	309	18,413	N/A
	Various	13430 North Black Canyon Fwy.	Phoenix	AZ	3 (73%)	Multi-Tenant	138,940	1,007	1,100	-	-
MULTI-TENANT/VACANCY OFFICE TOTAL							361,125	$1,284	$1,409	$18,413
OFFICE SUBTOTAL/WEIGHTED AVERAGE						91.1% Leased	3,025,464	$39,083	$38,973	$232,230

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 9/30/2020

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq. Ft. Leased or Available (1)	Base Rent as of 9/30/2020 ($000) (2)	Cash Base Rent as of 9/30/2020 ($000) (2)	9/30/2020 Debt Balance ($000)	Debt Maturity
OTHER PROPERTIES
Single-tenant
Specialty
2048	12/31/2048	30 Light St.	Baltimore	MD	--	30 Charm City	-	233	233	-	-
2055	1/31/2055	499 Derbyshire Dr.	Venice	FL	--	Littlestone Brotherhood	31,180	1,431	1,044	-	-
2112	8/31/2112	201-215 N. Charles St.	Baltimore	MD	--	HCRE 201NCharles, LLC	-	232	232	-	-
SINGLE TENANT OTHER TOTAL							31,180	$1,896	$1,509	$-
Multi-tenant / Vacancy (7)(10)
	Various	King St./1042 Fort St. Mall	Honolulu	HI	3 (39%)	Multi-Tenant	77,459	401	401	-	-

MULTI-TENANT/VACANCY OTHER TOTAL							77,459	$401	$401	$-

OTHER SUBTOTAL/WEIGHTED AVERAGE						57.3% Leased	108,639	$2,297	$1,910	$-

TOTAL OFFICE & OTHER/WEIGHTED AVERAGE						89.9% Leased	3,134,103	$41,380	$40,883	$232,230

TOTAL CONSOLIDATED PORTFOLIO/WEIGHTED AVERAGE						98.9% Leased	56,297,783	$216,644	$204,486	$338,796

LEXINGTON REALTY TRUST
Property Leases and Vacancies - Consolidated Portfolio - 9/30/2020

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq. Ft. Leased or Available (1)	LXP % Ownership	Base Rent as of 9/30/2020 ($000) (2)	Cash Base Rent as of 9/30/2020 ($000) (2)	9/30/2020 Debt Balance ($000)	Debt Maturity (9)
NON-CONSOLIDATED PROPERTIES
NNN OFFICE JV PROPERTIES
2022	12/31/2022	231 N. Martingale Rd.	Schaumburg	IL	6	Perdoceo Education Corporation	317,198	20%	3,449	3,569	240,480	09/2021
2023	3/31/2023	8900 Freeport Pkwy.	Irving	TX	6	Nissan	268,445	20%	3,695	3,468	-	-
2025	3/14/2025	601 & 701 Experian Pkwy.	Allen	TX	6	Experian Holdings	292,700	20%	2,430	2,305	-	-
	6/30/2025	2500 Patrick Henry Pkwy.	McDonough	GA	6	Georgia Power	111,911	20%	1,221	1,078	-	-
	12/31/2025	4001 International Pkwy.	Carrollton	TX	6	Motel 6	138,443	20%	1,901	1,798	-	-
2026	3/31/2026	500 Olde Worthington Rd.	Westerville	OH	6	Syneos	97,000	20%	1,008	908	-	-
	4/30/2026	800 East Canal St.	Richmond	VA	4	Richmond Belly Ventures	2,568	20%	25	25	-	-
2027	2/28/2027	800 East Canal St.	Richmond	VA	4	Sumitomo	8,503	20%	155	114	-	-
	6/30/2027	3902 Gene Field Rd.	St. Joseph	MO	6	Boehringer Ingelheim USA	98,849	20%	1,587	1,496	-	-
	7/6/2027	2221 Schrock Rd.	Columbus	OH	6	MS Consultants	42,290	20%	513	485	-	-
	8/7/2027	25 Lakeview Dr.	Jessup	PA	6	TMG Health	150,000	20%	1,748	1,651	-	-
2030	7/31/2030	800 East Canal St.	Richmond	VA	4	Irongate	4,235	20%	-	-	-	-
	8/31/2030	800 East Canal St.	Richmond	VA	--	McGuireWoods	224,537	20%	5,247	5,373	57,500	02/2031
	9/30/2030	800 East Canal St.	Richmond	VA	4	The Riverstone Group	25,707	20%	578	493	-	-
2031	1/10/2031	810 Gears Rd.	Houston	TX	6	United States of America	68,985	20%	901	1,069	-	-
	3/1/2031	800 East Canal St.	Richmond	VA	4	Towne Bank	26,047	20%	633	545	-	-
	9/30/2031	800 East Canal St.	Richmond	VA	4	Matrix Capital	7,105	20%	-	-	-	-
2032	4/30/2032	1210 AvidXchange Ln.	Charlotte	NC	--	AvidXchange	201,450	20%	4,519	4,073	46,900	12/2022,01/2033
	9/30/2032	10001 Richmond Ave.	Houston	TX	6	Schlumberger	554,385	20%	4,441	4,446	-	-
2035	2/28/2035	6555 Sierra Dr.	Irving	TX	6	TXU	247,254	20%	3,011	2,529	-	-
	4/30/2035	143 Diamond Ave.	Parachute	CO	6	Alenco	49,024	20%	868	884	-	-
2088	8/8/2088	800 East Canal St.	Richmond	VA	4	The City of Richmond, Virginia	-	20%	267	314	-	-
N/A	Vacancy	810 Gears Rd.	Houston	TX	6	(Available for Lease)	9,910	20%	-	-	-	-
		800 East Canal St.	Richmond	VA	4	(Available for Lease)	31,607	20%	-	-	-	-
NNN OFFICE JV TOTAL/WEIGHTED AVERAGE						98.6% Leased	2,978,153		$38,197	$36,623	$344,880

LEXINGTON REALTY TRUST
Property Leases and Vacancies - Consolidated Portfolio - 9/30/2020

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq. Ft. Leased or Available (1)	LXP % Ownership	Base Rent as of 9/30/2020 ($000) (2)	Cash Base Rent as of 9/30/2020 ($000) (2)	9/30/2020 Debt Balance ($000)	Debt Maturity (9)
OTHER NON-CONSOLIDATED PROPERTIES
2036	8/31/2036	2203 North Westgreen Blvd.	Katy	TX	--	British Schools	274,000	25%	5,037	5,037	42,862	12/2022
OTHER NON-CONSOLIDATED TOTAL/WEIGHTED AVERAGE						100% Leased	274,000		$5,037	$5,037	$42,862

NON-CONSOLIDATED TOTAL/WEIGHTED AVERAGE						98.7% Leased	3,252,153		$43,234	$41,660	$387,742

Footnotes
1	Square footage leased or available.
2	Nine months ended 9/30/2020 Base Rent and Cash Base Rent. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
3	Represents percent leased as of 9/30/2020.
4	Part of Richmond, Virginia property, which is primarily leased to McGuireWoods LLP.
5	Lexington has a 71.1% interest in this property.
6	All debt is cross-collateralized and cross-defaulted.
7	Multi-tenant properties are properties less than 50% leased to a single tenant.
8	Base Rent and Cash Base Rent amounts represent/include prior tenant.
9	Interest rates range from 0.25% to 5.3% at 9/30/2020.
10	The multi-tenanted / vacant properties incurred approximately $2.4 million in operating expenses, net for the nine months ended 9/30/2020.
11	Heidelberg Americas, Inc. lease expires 3/30/2021; however, new tenant (manroland Goss Web Systems America, LLC) lease expires 3/30/2026.
12	Lease restricts certain disclosures.
13	Property includes four warehouses (252,351 square feet each) and one other property (25,066 square feet).
14	Cash basis for revenue recognition effective 3/31/2020. $1.2 million deferred rent receivable reserved.
15	Prior tenant dissolved. $0.6 million deferred rent receivable written off.
16	Prior tenant terminated. $117 thousand deferred rent rent receivable written off.
17	Subsequent to 9/30/2020, property disposed.
18	Subsequent to 9/30/2020, lease extended to 11/30/2021.
19	Subsequent to 9/30/2020, property disposed of via a foreclosure sale.
20	Property held for sale at 9/30/2020.

LEXINGTON REALTY TRUST

Select Credit Metrics Summary (1)

	9/30/2020

Adjusted Company FFO Payout Ratio	55.3%

Unencumbered Assets	$3.6 billion

Unencumbered NOI	85.0%

(Debt + Preferred) / Gross Assets	35.7%

Debt/Gross Assets	33.6%

Secured Debt / Gross Assets	7.3%

Net Debt / Adjusted EBITDA	5.1	x

(Net Debt + Preferred) / Adjusted EBITDA	5.5	x

Credit Facilities Availability (2)	$600.0 million

Unsecured Debt / Unencumbered NOI	5.5	x

Footnotes

(1)	See reconciliations of non-GAAP measures in this document. Lexington believes these credit metrics provide investors with additional information to evaluate its liquidity and performance.
(2)	Subject to covenant compliance.

LEXINGTON REALTY TRUST

FINANCIAL COVENANTS (1)

Corporate Level Debt

	Must be:	9/30/2020
Bank Loans:

Maximum Leverage	< 60%	36.6%
Fixed Charge Coverage	> 1.5x	3.0	x
Recourse Secured Indebtedness Ratio	< 10% cap value	0.0%
Secured Indebtedness Ratio	< 40%	11.2%
Unsecured Debt Service Coverage	> 2.0x	6.2	x
Unencumbered Leverage	< 60%	28.8%

Bonds:

Debt to Total Assets	< 60%	34.6%
Secured Debt to Total Assets	< 40%	7.5%
Debt Service Coverage	> 1.5x	4.3	x
Unencumbered Assets to Unsecured Debt	> 150%	327.8%

Footnotes

(1)	The following is a summary of the key financial covenants for Lexington’s credit facility and term loan and senior notes, as of September 30, 2020 and as defined and calculated per the terms of the credit facility and term loan and senior notes, as of such date and applicable. These calculations are presented to show Lexington’s compliance with such covenants only and are not measures of Lexington’s liquidity or performance.

LEXINGTON REALTY TRUST

Consolidated Properties: Mortgages and Notes Payable

9/30/2020

Property	Footnotes	Debt Balance ($000)	Interest Rate (%)	Maturity (a)	Current Estimated Annual Debt Service ($000) (b)	Balloon Payment ($000)
INDUSTRIAL
Chester, SC		$5,130	5.380%	08/2025	$1,144	$362
Long Island City, NY		33,709	3.500%	03/2028	4,879	-
Goodyear, AZ		41,877	4.290%	08/2031	1,854	33,399
Warren, MI		25,850	5.380%	11/2032	1,391	22,037
Industrial Subtotal/Wtg. Avg./Years Remaining (c)		$106,566	4.357%	9.8	$9,268	$55,798

OFFICE
Boca Raton, FL	(e) (j)	$18,413	6.470%	N/A	$-	$18,413
Wall, NJ		1,867	6.250%	01/2021	1,926	-
Whippany, NJ		11,110	6.298%	11/2021	1,344	10,400
Palo Alto, CA		21,730	3.970%	12/2023	7,059	-
Lake Jackson, TX	(m)	179,110	4.040%	10/2036	12,846	11,305
Office Subtotal/Wtg. Avg./Years Remaining (c)		$232,230	4.352%	12.7	$23,175	$40,118

Subtotal/Wtg. Avg./Years Remaining (c)		$338,796	4.354%	11.8	$32,443	$95,916

CORPORATE (f)
Revolving Credit Facility	(g)	$-	1.084%	02/2023	$-	$-
Senior Notes	(k)	188,756	4.250%	06/2023	8,022	188,756
Senior Notes	(k)	198,932	4.400%	06/2024	8,753	198,932
Senior Notes	(l)	400,000	2.700%	09/2030	10,800	400,000
Term Loan	(h)	300,000	2.732%	01/2025	8,310	300,000
Trust Preferred Notes	(i)	129,120	1.968%	04/2037	2,576	129,120
Subtotal/Wtg. Avg./Years Remaining (c)		$1,216,808	3.149%	3.8	$38,461	$1,216,808

Total/Wtg. Avg./Years Remaining (c)	(d)	$1,555,604	3.689%	7.3	$70,904	$1,312,724

Footnotes

(a)	Subtotal and total based on weighted-average term to maturity shown in years based on debt balance.
(b)	Remaining payments for debt with less than 12 months to maturity, all others are debt service for next 12 months.
(c)	Total shown may differ from detailed amounts due to rounding.
(d)	See reconciliations of non-GAAP measures in this document.
(e)	Loan is in default.
(f)	Unsecured.
(g)	Rate ranges from LIBOR plus 0.775% to 1.45%
(h)	Rate ranges from LIBOR plus 0.85% to 1.65%. LIBOR rate was fixed at 1.732% through January 2025 via interest rate swap agreements.
(i)	Rate is three month LIBOR plus 170 bps.
(j)	Subsequent to 9/30/2020, property disposed of via a foreclosure sale.
(k)	Completed a tender offer for $61,244 and $51,068 of the 2023 and 2024 Senior Notes, repectively.
(l)	On August 28, 2020, completed an offering for $400,000 Senior Notes at a coupon of 2.70%, maturing September 15, 2030
(m)	Loan included in liabilities held for sale at 9/30/2020

LEXINGTON REALTY TRUST

Debt Maturity Schedule

9/30/2020

($000)

Consolidated Properties
Year	Mortgage Scheduled Amortization	Mortgage Balloon Payments (1)	Corporate Debt
2020 - remaining	$4,252	$18,413	$-
2021	19,555	10,400	-
2022	18,564	-	-
2023	20,136	-	188,756
2024	13,856	-	198,932
	$76,363	$28,813	$387,688

Footnotes
(1)	Includes mortgage balloons in default.
(2)	Percentage denotes weighted-average interest rate.

LEXINGTON REALTY TRUST

Selected Balance Sheet Account Data

9/30/2020

($000)

Balance Sheet

Other assets	$7,699

The components of other assets are:

Deposits	$1,147
Equipment	434
Prepaids	2,268
Other receivables	579
Deferred lease incentives	3,271

Accounts payable and other liabilities

The components of accounts payable and other liabilities are:	$52,819

Accounts payable and accrued expenses	$17,835
CIP accruals and other	11,271
Taxes	203
Deferred lease costs	636
Deposits	2,368
Escrows	684
Transaction costs	135
Derivative liability	19,687

LEXINGTON REALTY TRUST

NON-GAAP MEASURES

DEFINITIONS

Lexington has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in the Quarterly Earnings Press Release, in this Quarterly Supplemental Information and in other public disclosures.

Lexington believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable Generally Accepted Accounting Principles (“GAAP”) measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating Lexington’s financial performance or cash flow from operating, investing, or financing activities or liquidity.

Definitions:

Adjusted EBITDA: Adjusted EBITDA represents EBITDA (earnings before interest, taxes, depreciation and amortization) modified to include other adjustments to GAAP net income for gains on sales of properties, impairment charges, debt satisfaction gains (charges), net, non-cash charges, net, straight-line adjustments, non-recurring charges and adjustments for pro-rata share of non-wholly owned entities. Lexington’s calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. Lexington believes that net income is the most directly comparable GAAP measure to Adjusted EBITDA.

Base Rent: Base Rent is calculated by making adjustments to GAAP rental revenue to exclude billed tenant reimbursements and lease termination income and to include ancillary income. Base Rent excludes reserves/write-offs of deferred rent receivable, as applicable. Lexington believes Base Rent provides a meaningful measure due to the net lease structure of leases in the portfolio.

Cash Base Rent: Cash Base Rent is calculated by making adjustments to GAAP rental revenue to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents related to free rent periods and contractual rent increases. Cash Base Rent excludes billed tenant reimbursements and lease termination income and includes ancillary income. Lexington believes Cash Base Rent provides a meaningful indication of an investments ability to fund cash needs.

Funds from Operations (“FFO”) and Adjusted Company FFO: Lexington believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity real estate investment trust (“REIT”). Lexington believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sales of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO.” FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

Lexington presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder’s option, into Lexington’s common shares, are converted at the beginning of the period. Lexington also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of Lexington’s real estate portfolio. Lexington believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of Lexington’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of Lexington’s historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate (or has generated) by the acquisition/completion cost (or sale) price.

LEXINGTON REALTY TRUST

NON-GAAP MEASURES

DEFINITIONS (CONTINUED)

Net Operating Income (NOI): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of Lexington’s historical or future financial performance, financial position or cash flows. Lexington defines NOI as operating revenues (rental income (less GAAP rent adjustments and lease termination income) and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, Lexington’s NOI may not be comparable to that of other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. Lexington believes that net income is the most directly comparable GAAP measure to NOI.

Same-Store NOI: Same-Store NOI represents the NOI for consolidated properties that were owned and included in our portfolio for two comparable reporting periods excluding properties encumbered by mortgage loans in default and the revenue associated with the expansion of properties, as applicable. As Same-Store NOI excludes the change in NOI from acquired and disposed of properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same-Store NOI, and accordingly, Lexington’s Same-Store NOI may not be comparable to other REITs. Management believes that Same-Store NOI is a useful supplemental measure of Lexington’s operating performance. However, Same-Store NOI should not be viewed as an alternative measure of Lexington’s financial performance since it does not reflect the operations of Lexington’s entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of Lexington’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact Lexington’s results from operations. Lexington believes that net income is the most directly comparable GAAP measure to Same-Store NOI.

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES

($000)

Nine months ended September 30, 2020

Rent Reconciliation:

Rental revenue as reported	$243,421

Base Rent from sold properties	(2,788)
Lease termination income	(662)
Straight-line write-offs/reserves	1,998
Ancillary revenue	634
Reimbursements	(25,959)

Base Rent per supplement	$216,644

Adjustments: (1)
Straight-line adjustments	$(11,583)
Lease incentives	627
Amortization of above/below market leases	(1,202)

Cash Base Rent per supplement	$204,486

Consolidated debt reconciliation September 30, 2020:

	GAAP Balance	Deferred Loan Costs, net	Discounts	Loan Classified as Held for Sale	Gross Balance

Mortgages and notes payable (2)	$157,723	$1,963	$-	$179,110	$338,796
Term loans payable (3)	297,817	2,183	-	-	300,000
Senior notes payable(3)	778,943	5,126	3,619	-	787,688
Trust preferred securities (3)	127,470	1,650	-	-	129,120
Consolidated debt	$1,361,953	$10,922	$3,619	$179,110	$1,555,604

Footnotes
(1)	Individual items are adjusted for sold properties, which were previously reflected in the reconciliation.
(2)	Secured.
(3)	Unsecured.

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Same-Store NOI Reconciliation:

	Nine months ended September 30,
	2020	2019

Net income	$81,169	$199,870

Interest and amortization expense	42,610	50,715
Provision for income taxes	1,361	1,108
Depreciation and amortization	120,869	111,617
General and administrative	22,612	23,652
Transaction costs	81	-
Non-operating/advisory income	(3,392)	(4,836)
Gains on sales of properties	(41,876)	(176,662)
Impairment charges	7,792	2,355
Debt satisfaction (gains) charges, net	(18,950)	4,527
Equity in (earnings) of non-consolidated entities	(35)	(3,288)
Lease termination income	(662)	(1,551)
Straight-line adjustments	(10,224)	(10,846)
Lease incentives	732	898
Amortization of above/below market leases	(1,110)	(174)

Net Operating Income - ("NOI")	200,977	197,385

Less NOI:
Acquisitions and dispositions	(38,272)	(34,627)
Properties in default	129	(1,857)

Same-Store NOI	$162,834	$160,901

NOI for NAV:
Nine months ended
9/30/2020

NOI per above	$200,977
Less NOI:
Disposed of properties	(2,143)
Held for sale assets	(10,662)
Assets acquired in 2020	(8,539)
Assets less than 70% leased / Other	769
NOI for NAV	$180,402

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Reconciliation to Adjusted EBITDA:

	Three months ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	Trailing 12 Months

Net income attributable to
Lexington Realty Trust shareholders	$41,904	$18,866	$18,154	$85,231	$164,155
Interest and amortization expense	13,649	14,166	14,795	14,380	56,990
Provision for income taxes	286	422	653	271	1,632
Depreciation and amortization	40,555	39,805	40,509	35,977	156,846
Straight-line adjustments	(3,995)	(4,810)	(1,419)	(3,656)	(13,880)
Lease incentives	214	249	269	293	1,025
Amortization of above/below market leases	(435)	(380)	(295)	(269)	(1,379)
Gains on sales of properties	(20,878)	(11,193)	(9,805)	(74,227)	(116,103)
Impairment charges	6,175	1,617	-	2,974	10,766
Debt satisfaction gains, net	(17,557)	-	(1,393)	(10)	(18,960)
Non-cash charges, net	1,663	1,663	1,658	1,577	6,561

Pro-rata share adjustments:
Non-consolidated entities adjustment	2,825	2,928	2,607	3,243	11,603
Noncontrolling interests adjustment	1,485	52	101	(41)	1,597

Adjusted EBITDA	$65,891	$63,385	$65,834	$65,743	$260,853

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Reconciliation of Select Credit Metrics:

Adjusted Company FFO Payout:	Nine months ended September 30, 2020		(Debt + Preferred) / Gross Assets:	Nine months ended September 30, 2020
Common share dividends per share	$0.315		Consolidated debt	$1,361,953
Adjusted Company FFO per diluted share	0.57		Held for sale debt	177,784
Adjusted Company FFO payout ratio	55.3%		Preferred shares liquidation preference	96,770
			Debt and preferred	$1,636,507
Unencumbered Assets:
Real estate, at cost	$3,894,470		Total assets	$3,621,851
held for sale real estate, at cost	186,342		Plus depreciation and amortization:
less encumbered real estate, at cost	(447,524)		Real estate	906,789
Unencumbered assets	$3,633,288		Deferred lease costs	15,529
			Held for sale assets	38,566
Unencumbered NOI:
NOI	$200,977		Gross assets	$4,582,735
Disposed of properties NOI	(2,143)
Adjusted NOI	198,834		(Debt + Preferred) / Gross Assets	35.7%
less encumbered adjusted NOI	(29,898)
Unencumbered adjusted NOI	$168,936		Debt / Gross Assets:
Unencumbered NOI %	85.0%		Consolidated debt and held for sale debt	$1,539,737

Net Debt / Adjusted EBITDA:			Gross assets	$4,582,735
Adjusted EBITDA	$260,853
			Debt / Gross assets	33.6%
Consolidated debt	$1,361,953
Held for sale debt	177,784		Secured Debt / Gross Assets:
less consolidated cash and cash equivalents	(287,920)		Mortgages and notes payable	$157,723
Non-consolidated debt, net	80,380		held for sale debt	177,784
Net debt	$1,332,197		Total Secure Debt	$335,507

Net debt / Adjusted EBITDA	5.1	x	Gross assets	$4,582,735

(Net Debt + Preferred) / Adjusted EBITDA:			Secured Debt / Gross Assets	7.3%
Adjusted EBITDA	$260,853
			Unsecured Debt / Unencumbered NOI:
Net debt	$1,332,197		Consolidated debt	$1,361,953
Preferred shares liquidation preference	96,770		less mortgages and notes payable	(157,723)
Net debt + preferred	$1,428,967		Unsecured Debt	$1,204,230

(Net Debt + Preferred) / Adjusted EBITDA	5.5	x	Unencumbered adjusted NOI (Annual)	$220,486

			Unsecured Debt / Unencumbered NOI	5.5	x

Investor Information

Transfer Agent

Computershare	Overnight Correspondence:
PO Box 505000	462 South 4th Street, Suite 1600
Louisville, KY 40233	Louisville, KY 40202
(800) 850-3948
www-us.computershare.com/investor

Investor Relations

Heather Gentry
Senior Vice President, Investor Relations
Telephone (direct)	(212) 692-7219
E-mail	hgentry@lxp.com

Research Coverage

Bank of America/Merrill Lynch		KeyBanc Capital Markets Inc.
James Feldman	(646) 855-5808	Craig Mailman	(917) 368-2316

Evercore Partners		Ladenburg Thalmann & Co., Inc.
Sheila K. McGrath	(212) 497-0882	John Massocca	(212) 409-2543

J.P. Morgan Chase		Wells Fargo Securities, LLC
Anthony Paolone	(212) 622-6682	Todd J. Stender	(562) 637-1371

Jeffries & Company, Inc.
Jon Peterson	(212) 284-1705

LEXINGTON REALTY TRUST

One Penn Plaza, Suite 4015 | New York, NY 10119-4015 | (212) 692-7200 | www.lxp.com